UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 2, 2012
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Grants of Restricted Stock Awards

Based on the Warren Resources, Inc. Compensation Committee’s assessment of executive officers’ performance at its meeting held on May 1, 2012, grants of incentive restricted stock awards, effective as of May 2, 2012, were made to substantially all management and employees of the Company and its subsidiaries, including the named executive officers (“NEO’s”) in the Company’s 2012 Proxy Statement. These restricted stock grants were made pursuant to the Warren Resources, Inc. 2010 Stock Incentive Plan (the “2010 Plan”), which was approved by the Company’s stockholders in 2010. On May 2, 2012, all NEO’s received restricted stock units (“Restricted Stock Awards”), which award is intended to link and reward the grantee’s compensation to the Company’s performance.  The Form of the 2012 Restricted Stock Awards is attached as Exhibit 10.1 hereto.

The Restricted Stock Awards granted vest in increments over a period of three years as follows: 1/3rd on the first anniversary of the grant date; an additional 1/3rd vest on the second anniversary of the grant date; and the final 1/3rd vest on the third anniversary of the grant date.

Our Chairman and Chief Executive Officer, our Executive Vice President and Chief Financial Officer and the three additional NEOs named in our 2012 Proxy Statement received Restricted Stock Awards as follows: Norman F. Swanton — 103,875 shares; Timothy A. Larkin — 62,464 shares; Stephen L. Heiter — 78,643 shares; Ronald J. Morin — 44,544 shares; and David E. Fleming — 30,720 shares.

The Company provided additional information regarding the 2011 and 2012 compensation of the NEOs in our Proxy Statement for the 2012 Annual Meeting of Stockholders, which was filed on April 5, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Form of 2012 Restricted Stock Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2012
WARREN RESOURCES, INC.
(Registrant)

	By:	/s/ David E. Fleming
David E. Fleming
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX-10.1	Form of 2012 Restricted Stock Award